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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 30, 2003

                                 Luigino's, Inc.
             (Exact name of Registrant as Specified in its Charter)

                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


       333-76569                                      59-3015985
(Commission File Number)                             (IRS Employer
                                                  Identification No.)


                              525 Lake Avenue South
                             Duluth, Minnesota 55802
              (Address of Principal Executive Offices and Zip Code)

                                 (218) 723-5555
              (Registrant's telephone number, including area code)

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Item 5. Other Events and Regulation FD Disclosure.

     On January 16, 2003, Weight Watchers International, Inc. ("Weight Watchers") commenced a lawsuit against the Company in United States District Court for the Southern District of New York. In the suit, Weight Watchers alleges that the Company's Michelina's Lean Gourmet frozen entrees infringe Weight Watchers' "Points" trademark. The Company has revised the manner in which it refers to "Points" in its packaging in accordance with a court ruling issued on June 30, 2003, and has exhausted its inventories of the packaging that was subject to the court's ruling. Weight Watchers also seeks unspecified monetary damages in the suit. To date, the Company believes it has successfully defended the case.

     On July 14, 2003, the Company's bondholders consented to the waiver of the application of Section 4.09(a) of the Indenture, dated February 4, 1999, by and between the Company and U.S. Bank Trust National Association (the "Indenture") for up to $35 million of new financing that the Company intends to execute in connection with expansion of its manufacturing capacity. This new financing will be regarded as "Permitted Debt" for purposes of the Indenture.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LUIGINO'S, INC.


                                         By:  /s/ Thomas W. Knuesel
                                           -------------------------------------
                                                  Thomas W. Knuesel
                                                  Chief Financial Officer
Dated:  July 30, 2003